UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c)of the Securities Exchange Act of 1934
Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

St. Lawrence Energy Corp.
(Name of Registrant As Specified in Charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-23266	2370 Watson Court, Suite 100	38-3717938
(Commission File Number)	Palo Alto, CA 94303	(IRS Employer Identification No)
(Address of Principal Executive Offices and zip code)

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ST. LAWRENCE ENERGY CORP
2370 WATSON COURT, SUITE 100
PALO ALTO, CA 94303

Notice of Action by Written Consent
of a
Majority of the Outstanding Common Shares
taken as of April 9, 2009

TO THE STOCKHOLDERS OF ST. LAWRENCE ENERGY CORP.

St. Lawrence Energy Corp. (“we” “us” “our” or “Company”) hereby gives notice to its stockholders that the holder of a majority of the Company’s outstanding voting stock (“Voting Shares”), has taken action by written consent to:

1.           Remove Anthony Martinez as a director from the Company’s Board of Directors.
2.           Elect, appoint and approve the placing of Ms. Sun Kim and Mr. Alex Lucas to the Company’s Board of Directors.

This Information Statement is first being furnished on or about April 9, 2009 to the shareholders of record as of the close of business on April 7, 2009 of the common stock and preferred stock of St. Lawrence Energy Corp. (“SLAW”).  At the record date there were a total of 31,865,767 shares of common stock, par value $0.0001, having one vote per share (“Common Stock”), 30,000 shares of Series A preferred stock, par value $0.0001, having ten (10) votes per share (“Series A Preferred Stock”) and 1,000,000 shares of Series B preferred stock, par value $0.0001, having one hundred (100) votes per share (“Series B Preferred Stock”).  The Common Stock and Series A and B Preferred Stock are sometimes hereinafter referred to as the “Voting Shares”.

A stockholder owning 100,578,231 shares of the 132,165,767 shares of our issued and outstanding Voting Shares as of April 7, 2009, has consented in writing to the action described below.  Such approval and consent constitutes the approval and consent of a majority of the total number of outstanding Voting Shares and are sufficient under Title 8, Subchapter VII, Section 228 of the Delaware General Corporation Laws to approve the action.  Accordingly, the action will not be submitted to the other stockholders for a vote, and this Information Statement is being furnished to all of our stockholders pursuant to Section 14(c) of the Securities and Exchange Act of 1934 (“Exchange Act”), and the rules thereunder, solely for the purpose of informing stockholders of these corporate actions before they take effect.  In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent will take effect 21 calendar days following the mailing of this Information Statement.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement.

Only stockholders of record at the close of business on April 7, 2009 are being given Notice of the Action by Written Consent.  The Company is not soliciting proxies.

By Order of the Board of Directors of
ST. LAWRENCE ENERGY CORP.

/s/ W. Benjamin Garst, Jr.
Chief Executive Officer

Palo Alto, CA
April 9, 2009

WE ARE NOT ASKING YOU FOR A PROXY

AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

ST. LAWRENCE ENERGY CORP.
2370 WATSON COURT, SUITE 100
PALO ALTO, CA 94303

INFORMATION STATEMENT

1.    GENERAL INFORMATION

ACTION BY THE HOLDER OF A MAJORITY OF SHARES

We are furnishing this Information Statement to all holders of our Common Stock and Series A and B Preferred Stock, to provide you with information regarding, and a description of an action which was taken by written consent in lieu of a special meeting of stockholders by the holder of a majority of our Voting Shares on April 9, 2009, subject to the expiration of 20 days following the mailing of this Information Statement to our stockholders as required under Rule 14c-2 under the Exchange Act.  Effective April 9, 2009, the holder of about 100,578,231 shares, or approximately 76.1% of the Company’s then outstanding Voting Shares, executed a written consent in accordance with Section 228 of the Delaware General Corporation Laws to remove Anthony Martinez from the Company’s Board of Directors and elect, appoint and approve the placing of Ms. Sun Kim and Mr. Alex Lucas to the Company’s board of directors.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This is not a notice of a special meeting of stockholders and no stockholders meeting will be held to consider any matter described in this Information Statement.

A stockholder owning of record more than 76% of our outstanding Voting Shares has voted to remove Anthony Martinez from the Company’s Board of Directors and elect, appoint and approve the placing of Ms. Sun Kim and Alex Lucas to the Company’s board of directors.  The vote or consent of no other holders of our capital stock is required to approve this action.  Accordingly, no additional votes will be needed to approve this action.

This Information Statement is being mailed on or about ______, 2009 to stockholders of record on April 7, 2009 (the “Record Date”).  This Information Statement is being delivered only to inform you of the corporate action described herein in accordance with Rule 14c-2 under the Exchange Act.

ACTION BY CONSENTING STOCKHOLDER

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s Voting Shares.

The Company will only deliver one Information Statement to multiple security holders sharing an address, unless the Company has received contrary instructions from one or more of the security holders.  Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any further annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.  You should direct any such requests to the following address:

St. Lawrence Energy Corp.
2370 Watson Court, Suite 100
Palo Alto, CA 94303
Attn: W. Benjamin Garst, Jr.

INFORMATION ON CONSENTING STOCKHOLDER

Pursuant to the Delaware General Corporation Laws, a vote by the holders of at least a majority of the Company’s issued and outstanding Voting Shares are required to effect the action described herein.  The Company’s Restated Certificate of Incorporation does not authorize cumulative voting.  As of the record date, the Company had 132,165,767 Voting Shares issued and outstanding of which 66,082,884 shares are required to pass any stockholder resolutions.  The consenting stockholder is the record and beneficial owners of 100,578,231 shares of Voting Shares as of April 7, 2009, including 278,231 shares of Common Stock, 30,000 shares of Series A Preferred Stock, having ten (10) votes per share and 1,000,000 shares of Series B Preferred Stock, having one hundred (100) votes per share, which represents 76.1% of the issued and outstanding Voting Shares of the Company.  Pursuant to Section 228 of the Delaware General Corporation Laws, the consenting stockholder voted in favor of the actions described herein in a written consent, dated April 9, 2009, attached hereto as Exhibit A.   The consenting stockholder’s name, affiliation and its beneficial holdings are as follows:

Name	Affiliation	Voting Shares Beneficially Held	Percentage

Hirsch Capital Corp.	Shareholder	100,578,231	76.1

Total Outstanding		132,165,767

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

DISSENTER’S RIGHT OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 9, 2009, certain information regarding the ownership of the Company’s capital stock by the Company’s sole director and executive officer (after removal of Anthony Martinez) and each person who is known to the Company to be a beneficial owner of more than 5% of any class of the Company’s Voting Shares.  Unless otherwise indicated below, to the Company’s knowledge, all persons listed below have sole voting and investing power with respect to their Voting Shares, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of all classes of the Company’s Voting Shares subject to options, warrants or convertible securities exercisable or convertible within 60 days of April 9, 2009 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 31,865,767 shares of Common Stock issued and outstanding on a fully diluted basis, as of April 9, 2009, 30,000 shares of Series A Preferred Stock issued and outstanding as of April 9, 2009 and 1,000,000 shares of Series B Preferred Stock issued and outstanding as of April 9, 2009.

Name and Address Of Beneficial Owner	Amount Of Beneficial Owner of Common Stock	Percent of Common Stock[1]	Amount of Beneficial Owner of Series A Preferred Shares	Amount of Beneficial Owner of Series B Preferred Shares	Percent of Voting Shares[2]

Hirsch Capital Corp. 2370 Watson Court, Suite 100 Palo Alto, CA 94303	278,231.09%		30,000	1,000,000	76.1%

Nok-Bong Shipping Co., Ltd. Sunungpo-RI Sadung-Myeon Geojes City Gyeongnam Province, Republic Korea	20,000,000	62.8%	-0-	-0-	15.1%

W. Benjamin Garst, Jr.[3] 2370 Watson Court, Suite 100 Palo Alto, CA 94303	-0-	-0-	-0-	-0-	-0-

Officers and directors (1 person)	-0-	-0-	-0-	-0-	-0-

1         The percentage of shares of common stock is based on 31,865,767 shares of Common Stock issued and outstanding as of April 9, 2009.

2         The percentage of Voting Shares is based on 132,165,767 Voting Shares including 31,865,767 shares of Common Stock having one vote per share, 30,000 shares of Series A Preferred Stock, having ten (10) votes per share and 1,000,000 shares of Series B Preferred Stock, having one hundred (100) votes per share.

3         Mr. Garst is the chief executive officer and a director of Hirsch Capital Corp.  Mr. Hirsch disclaims any beneficial ownership of the Company Voting Shares owned by Hirsch Capital Corp.

NOTICE TO STOCKHOLDER OF ACTION APPROVED BY CONSENTING STOCKHOLDER

The following actions were taken based upon the written consent of consenting stockholder as set forth in Exhibit A.

CORPORATE ACTIONS

Removal of Anthony Martinez as a director
from the Company’s Board of Directors

(ITEM 1)

On April 9, 2009, the action to remove Anthony Martinez as a director from the Company’s Board of Directors was approved by the written consent of the stockholder representing approximately 76% of the outstanding Voting Shares of the Company.

In accordance with Section 141(k) of the Delaware General Corporation Law, any director may be removed, with or without cause, by the holders of a majority of the shares; unless (i) the certificate of incorporation provides otherwise; or (ii) the corporation has cumulative voting.

The Company’s certificate of incorporation does not prohibit removing a director and there is no cumulative voting in the Company’s certificate of incorporation.

Election, appointment and approval of the placing
of Mrs. Sun Kim and Mr. Alex Lucas
to the Company’s Board of Directors

(ITEM 2)

On April 9, 2009, the action to elect, appoint and approve the placing of Mrs. Sun Kim and Mr. Alex Lucas as directors of the Company’s Board of Directors was approved by the written consent of the stockholder representing approximately 76% of the outstanding Voting Shares of the Company.

Purpose of placing two (2) additional directors on the Company’s Board of Directors.

Article VIII of Section 1 of the Company’s Restated Certificate of Incorporation requires that there be no less than three (3) directors, provided, the Company has at least three (3) stockholders.  As of April 7, 2009, the Company had approximately 292 stockholders.

The election, appointment and approval of the placing of Mrs. Sun Kim and Mr. Alex Lucas on the Company’s Board of Directors along with Mr. W. Benjamin Garst, Jr. will bring the total directors to three (3) as required by Article VIII Section 1 of the Company’s Restated Certificate of Incorporation.

BUSINESS EXPERIENCE OF MRS. SUN KIM

Mrs. Sun Kim, age 53, has been the Chief Financial Officer and a director of Haniel Co. Ltd., a major electronics company based in South Korea for the past five years.  Prior to that, Mrs. Kim was Chief Financial Officer of Hyundai Syscomm in South Korea. Mrs. Kim has experience in both equity and debt financings, leveraged debt financing and buyouts. Mrs. Kim also has operational experience in the casualty property insurance industry. Mrs. Kim has a master's degree in Finance from Kuyng Hee University.

BUSINESS EXPERIENCE OF MR. ALEX LUCAS

Mr. Alex Lucas, age 68, has been a consultant to development stage and start-up companies for the past 9 years.  Mr. Lucas previously worked as an investment banker, exporter of goods, and as a commercial banker for approximately 16 years.

The Company’s other director, W. Benjamin Garst, Jr. is also the Company’s Chief Executive Officer and Chief Financial Officer.  Mr. Garst is also the Chief Executive Officer of the Company’s majority shareholder that owns 76.1% of the Company’s Voting Shares.

EXHIBIT A

CONSENT OF THE MAJORITY
STOCKHOLDER
OF
ST. LAWRENCE ENERGY CORP.

We, being collectively the majority stockholder that owns 100,578,231 shares or approximately 76.1% of the total of 132,165,767 of the outstanding voting securities of the Company, do hereby consent and approve of the following actions:

We hereby remove Anthony Martinez as a director of the Company.

We hereby elect, appoint and approve the following individuals be placed on the Company’s Board of Directors:

1.    Alex Lucas
2.    Sun Kim

We request that the Company file the necessary documents with the SEC and if required with the State of Delaware, to complete the actions that we have approved.

Executed this 9th day of April, 2009.

HIRSCH CAPITAL CORP.

By: /s/ W. Benjamin Garst, Jr.
Name: W. Benjamin Garst, Jr.
Its: President